EX-99.J OTHER OPINION

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the use in this Registration Statement on
 Form N-1A of our report dated February 16,
2018, with respect to the financial statements and financial highlights of Small Cap Value Fund, Inc.
which is included in such Post-Effective Registration
 Statement Amendment No 18., and to the use of
our name and the statement with respect to us, as
  appearing in Part B to the Registration Statement
under the heading "Other Service Providers" in  the
Statement of Additional Information.
PMB Helin Donovan, LLP
/s/ PMB Helin Donovan, LLP
Austin, Texas
February 16, 2018